LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT ("Agreement") is made as of the 20th day of January 2017, by **MeshWorks Media Corporation** a Texas corporation whose address is 2600 South Shore Blvd., Suite 100, League City, TX 77573 (hereinafter called "Debtor"), in favor of the note holders listed on Schedule 1 hereto as it may be amended from time to time ("Lenders" "Note Holder(s)" or "Secured Party(s)") pursuant to a Senior Secured Note private offering being made by the Debtor. The Debtor hereby agrees with Secured Party(s) as follows:
Lenders

RECITALS

A. Borrower has issued a private offering memorandum relative to a Senior Secured Note offering of up to $2.5 million which offering includes the issuance of two shares of the Borrowers Series B Convertible Preferred Stock for each $1.00 loaned to the Borrower for the purpose of funding Software Development and marketing activities and related operating expenses according to the terms and conditions of this Agreement and the multiple Notes (as defined below).

B. To secure Borrower's obligations under the Senior Secured Notes issued to the Lenders, Borrower desires to assign to Lenders a security interest in the certain assets as identified in in the Collateral as defined in Section 3 below in an amount up to the amount of the Loan and Notes plus accrued interest, under the terms and conditions of this Agreement and the Note.

C. The Borrower has determined that it is in the best interest of the Lenders to appoint a Trustee who is hereby empowered to act for the joint interests of the multiple secured Lenders as a group which Trustee shall be elected or appointed by the Lender or Lenders collectively holding a majority of the Senior Secured Notes.

AGREEMENT

In consideration of the matters described above, and of the mutual benefits and obligations set forth in this Agreement, the parties agree as follows:

1. **Effect of Recitals**. The foregoing Recitals are true and correct and by this reference are incorporated into the terms and conditions of this Agreement.

2. **Obligations**. Borrower's obligation to repay the Senior Secured Notes shall be evidenced by Promissory Notes substantially in the forms of Exhibit "A" attached hereto and incorporated by this reference (the "Notes"), to be executed by Borrower, payable to Lenders, each in the principal amount set forth next to in Schedule 1 their names plus accrued interest as of the date of calculation (hereinafter referred to as the "Obligations").

3. **Collateral**. To secure the Obligations, Borrower, with the consent of Trustee, hereby grants to Lenders a security interest in the following and all proceeds therefrom (hereinafter called "the Collateral"):

> All right title and interest to the assets of MeshWorks Media Corporation, including, but not limited to all cash, accounts receivable, inventory, property and equipment, intellectual property including computer source code, copyrights to said source code, patents and patents pending, trademarks and trade secrets, contract rights and general intangibles. The term Collateral, as used herein, shall also include all products and proceeds of all of the foregoing

(including without limitation, insurance payable by reason of loss or damage to the foregoing property) and any property, securities, guaranties or monies of Debtor which may at any time come into the possession of Secured Party(s)(s) from the Collateral. The parties hereto acknowledge that a portion of the proceeds from the Promissory Notes shall be used to finalize the acquisition of all right title and interest to the above referenced computer source code. The designation of proceeds does not authorize Debtor to sell, transfer or otherwise convey any of the foregoing property.

4. **Non-Subordination**. Lenders and Borrower each agree that Lenders' security interest shall be a first lien on the assets of the Borrower.

5. **Borrower's Covenants**. Until the Obligations are paid in full, Borrower agrees that it will:

a. preserve its corporate existence and not, in one transaction or a series of related transactions, merge or consolidate with any other entity, or sell all or substantially all of its assets;

b. not change the state where it is organized; and

c. not change its corporate name without providing Lenders with thirty (30) days prior written notice.

6. **Representations and Warranties**. Borrower warrants and represents to Lenders as follows:

a. Borrower is the sole owner of the Collateral, with the right to transfer any interest therein, free and clear of liens, security interests, encumbrances, restrictions, set-offs, adverse claims, assessments, defaults, prepayments, defenses and conditions precedent except for the security interest created by this Loan and Security Agreement;

b. Borrower has full right, power and authority to grant this security interest and the execution and delivery of this Loan and Security Agreement will not violate any law, rule or regulation to which Borrower is subject nor any agreement to which Borrower is party or by which Borrower's property or assets is bound;

c. Borrower is not in default with respect to any order of any court, arbitrator or governmental body, and is not subject to or party to any order of any court or governmental body arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters (for the purposes of this subsection, the term "governmental body" includes any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and the term "order" includes any order, writ, injunction, decree, judgment, award, determination, direction or demand);

d. Borrower has no federal, state or local taxes due, and no liens for any taxes currently exist.;

e. There is no Event of Default on the part of Borrower under this Loan and Security Agreement or any document executed by Borrower in connection herewith and no event has occurred that with notice or the passage of time or both would constitute an Event of Default hereunder or under any such document;

f. all information and statements made by Borrower in connection with this Agreement are true and correct.

g. Borrower shall comply promptly with all laws, rules, regulations, resolutions, ordinances and codes applicable to the business of Borrower;

h. Borrower shall cause to be kept complete and accurate financial books, pursuant to GAAP, and records pertaining to the Collateral and shall permit Lenders during normal business hours to inspect Borrower's books and records pertaining to the Collateral, at least monthly;

i. Borrower shall (i) not sell, transfer, assign, pledge, abandon or otherwise dispose of the Collateral or any interest therein except in the normal course of its business and except as otherwise provided in this Loan and Security Agreement; (ii) promptly notify Lenders of any Event of Default; (iii) defend the Collateral against the claims and demands of all persons; and (iv) pay promptly all taxes and assessments with respect to the Collateral;

j. Except with respect to purchase money financing, Borrower shall keep the Collateral free and clear of liens, security interests, encumbrances, restrictions, set-offs, adverse claims, assessments, defaults, prepayments, defenses and conditions precedent except for the security interest created by this Loan and Security Agreement;

k. At its option, Lenders may discharge taxes, liens, security interests and other encumbrances against the Collateral, which payments by Lenders shall become part of the Obligations; and Borrower shall reimburse Lenders on demand for any payments so made, plus interest thereon at the standard Note rate from the date of such payment; and

l. Borrower represents and warrants that the Loan made to Borrower and the Collateral provided to secure the Loan are based on cash advances, loans or pre-existing loans being converted made to Borrower by Lenders and not for services rendered.

7. **Negative Covenants of Borrower**. Until payment and performance in full of all of the Obligations, Borrower shall not, without the prior consent of Lenders:

a. make or permit any material change in any of the documents furnished to Lenders pursuant to the terms hereof, or permit a change in any agreement or arrangement that would result in a material deviation from any of such documents;

b. assign or attempt to assign any of its rights or delegate any of its duties hereunder or under the Notes; or

c. change materially the nature of the business conducted by Borrower or engage to any material extent in a kind of business materially different from that presently conducted.

8. **Rights of Lenders**. Lenders shall have the following rights hereunder:

a. Lenders shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties or to protect, preserve or maintain any security interest given to secure any of the Collateral.

b. Borrower hereby irrevocably appoints Lenders as the attorney of the Borrower, with full powers of substitution and at the cost and expense of Borrower, to exercise any of the following powers with respect to the Collateral: (i) demand, sue for, collect and give receipts for any payments due thereon or by virtue thereof; (ii) receive, take, endorse, assign and deliver documents, instruments and all other property taken or received by Lenders in connection therewith; (iii) settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto; (iv) sell, transfer, assign or otherwise

deal therein or therewith as fully and effectually as if Lenders were the absolute owner thereof; and (v) extend the time of payment thereof and make allowances and other adjustments with reference thereof. Notwithstanding anything to the contrary in the foregoing, Lenders shall not exercise its rights under this subsection (b) unless and until an Event of Default shall have occurred and be continuing and any applicable notice and cure periods shall have expired. Lenders agrees to provide sixty (60) day written notice to Borrower of any such default; the default must be cured within the 60 day period, or the Lenders will exercise its remedies. In exercising any power herein granted, Lenders may act in its name or the names of Borrower.

c. Lenders shall be under no duty to exercise or to withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to Lenders in this Loan and Security Agreement, and shall not be responsible for any failure to do so or delay in so doing.

d. Lenders may, if in compliance with the Securities Act of 1933, assign, negotiate, pledge or otherwise hypothecate this Loan and Security Agreement or the Note or any of its rights and security hereunder or thereunder. In case of such assignment, Borrower will accord full recognition thereto and hereby agrees that all rights and remedies of Lenders in connection with the interest so assigned shall be enforceable against Borrower by the assignee thereof.

e. Lenders' Trustee is authorized to file financing statement(s) and to take whatever other action is reasonably deemed by Lenders' Trustee to perfect and continue Lenders' security interest in the Collateral, for up to $2,500,000, in principal, plus all accrued and unpaid interest under the Notes, and all other charges or fees accruing under such Notes.

9. **<u>Events of Default and Remedies</u>**.

a. Events of Default. Borrower shall be in default under this Loan and Security Agreement upon the happening of any one or more of the following events or the existence of any one or more of the following conditions ("Events of Default"):

   i. default in the due payment or performance of the terms and conditions of the Notes, on any of them;

   ii. failure to pay any of the monetary Obligations when due, under the notes;

   iii. any warranty, representation or statement of Borrower in this Loan and Security Agreement, or otherwise made or furnished to Lenders by or on behalf of Borrower, proves to have been false in any material respect when made or furnished;

   iv. failure to perform any covenant contained in this Security Agreement, the Notes or any other agreement given by Borrower to Lenders in connection with the Obligations;

   v. loss, sale or encumbrance to or of any of the Collateral, or any levy, seizure or attachment thereof or thereon;

   vi. appointment of a receiver for all or any part of the Collateral or assignment thereof for the benefit of creditors, or the commencement of any proceeding under the bankruptcy, reorganization, arrangement, insolvency or other law relating to the relief of Borrower by or against Borrower that is not vacated or dismissed within 30 days after commencement;

B

vii. this Loan and Security Agreement or the Note shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower, or Borrower shall deny that it has any or further liability or obligation hereunder or thereunder;

viii. items i., ii., iii., iv. and v. in this section 9a. are subject to the default notice and cure period as described in section 9b.

b. Remedies. Upon the occurrence of an Event of Default, subject to a written Notice of Default, the Borrower shall have a 30 day notice and cure period for any default set forth in subsection a. above, and if such default remains uncured to the satisfaction of the Lenders, Lenders may, upon written notice and demand delivered to Borrower, declare the Note or Notes immediately due and payable and this Loan and Security Agreement in default, and thereafter Lenders shall have, in addition to any other remedies specified in this Loan and Security Agreement or that Lenders may have under applicable law, the remedies of a Lenders under the Uniform Commercial Code as then in effect in Texas. Proceeds of any sale or other disposition of the Collateral by Lenders shall be applied to the satisfaction of the Obligations in such order as Lenders shall determine. To the extent allowed by law, Borrower shall pay Lenders all expenses of retaking, holding, preparing for sale, selling and the like, including without limitation reasonable attorneys' fees and legal expenses, and such costs shall be paid out of the proceeds of disposition of the Collateral. Such proceeds may be applied to the Obligations in any order of priority.

10. **Appointment and Duties of Trustee.**

a. Appointment of and Acceptance by Trustee. Lenders hereby appoints ______________ to serve as Trustee hereunder, and Trustee hereby accepts such appointment in accordance with the terms of this Loan and Security Agreement.

b. Resignation and Removal of Trustee. Trustee may resign from the performance of its duties hereunder at any time by giving ten (10) days' prior written notice to Lenders or may be removed, with or without cause by Lenders, in writing, at any time by giving prior written notice to Trustee. Such resignation or removal shall take effect upon the appointment of a successor Trustee as provided herein below. Upon any such notice of resignation or removal, the Lenders shall appoint a successor Trustee hereunder. Upon the acceptance in writing of any appointment as Trustee hereunder by a successor Trustee, such successor Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Trustee, and the retiring Trustee shall be discharged from its duties and obligations under this Loan and Security Agreement, but shall not be discharged from any liability for actions taken as Trustee hereunder prior to such succession. After any retiring Trustee's resignation or removal, the provisions of this Loan and Security Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Trustee under this Loan and Security Agreement.

c. Liability of Trustee. Trustee shall have no liability or obligation with respect to the its duties as a trustee except for Trustee's willful misconduct or gross negligence. Trustee's sole responsibility shall be for the enforcement of this Loan and Security Agreement on behalf of and for the best interests of the Lenders Trustee shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Trustee may rely upon any instrument, whether bearing original, conformed or facsimile signatures, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein which Trustee shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Escrow Agreement. In no event shall Trustee be liable for incident, indirect, special, consequential or punitive damages. Trustee shall not be obligated to take any legal action or commence any proceeding in connection with the Loan and Security Agreement or to appear in, prosecute or defend any legal action or proceeding. Without limiting the generality of the foregoing, Trustee shall not be responsible for or required to enforce any of the terms or conditions of this Loan and Security Agreement or any other agreement between Borrower or Lender's. Trustee may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other

agreement or of its duties hereunder, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. Borrower or Lender's shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

11. **Indemnification**. To the fullest extent permitted by law, Borrower hereby agrees to protect, indemnify, defend and save harmless, Lenders, the Trustee each of their affiliates, and their members, partners, venturers, stockholders, directors, officers, agents, employees, successors and assigns from and against any and all liability, expense or damage of any kind or nature and from any suits, claims or demands, including legal fees and expenses on account of any matter or thing or action or failure to act by Borrower, whether or not in litigation, arising out of this Agreement or in connection herewith unless such suit, claim or damage is caused solely by any act, omission or malfeasance of Lenders, its directors, officers, agents and authorized employees. This indemnity is not intended to excuse Lenders from performing hereunder.

12. **Notices**. Any notice, consent or other communication required or permitted to be given to any party pursuant to any provision of this Loan and Security Agreement shall be in writing, shall be given by certified mail, return receipt requested, or delivered by hand, and if mailed, shall be deemed received three business days after having been deposited in a receptacle for the United States mail, postage prepaid and addressed to the party at the address set forth above. Any party may change its address for the giving of notice hereunder by notice so given.

13. **Miscellaneous**.

a. No default shall be waived by Lenders except in writing and no waiver of any payment or other right under this Loan and Security Agreement shall operate as a waiver of any other payment or right.

b. Except as modified by this Loan and Security Agreement and unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code as in effect in Texas shall have the meanings therein stated.

c. All of the rights of Lenders under this Loan and Security Agreement shall be cumulative and shall inure to the benefit of its legal representatives, successors and assigns; and all obligations of Borrower hereunder shall be binding upon the heirs, legal representatives, successors and assigns of Borrower.

d. Without affecting any obligations of Borrower under this Loan and Security Agreement, Lenders without notice or demand may renew or extend any of the Obligations; take or release any other collateral as security for any of the Obligations; and add or release any guarantor, endorser, surety or other party to any of the Obligations.

e. A carbon, photographic or other reproduction of a financing statement shall be sufficient as a financing statement.

f. No provision or term of this Loan and Security Agreement may be amended, modified, revoked, supplemented, waived or otherwise changed except by a written instrument duly executed by Borrower and Lenders and designated as an amendment, supplement or waiver.

g. If any time period ends on a Saturday, Sunday or legal holiday, the period shall be deemed to end on the next succeeding business day.

h. This Loan and Security Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

i. The Section headings herein are for convenience only and shall not affect the construction hereof.

j. This Loan and Security Agreement and the Notes constitute and incorporate the entire agreement between Lenders and Borrower with respect to the matters set forth herein, and supersede any prior agreements between Lenders and Borrower concerning such matters.

k. As used herein words in any gender shall be deemed to include the other genders and the singular shall be deemed to include the plural, and vice versa.

l. If any provision in this Loan and Security Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions of this Loan and Security Agreement shall not be impaired thereby, nor shall the validity, legality or enforceability of any such defective provisions be in any way affected or impaired in any other jurisdiction.

m. This Loan and Security Agreement, the Note and the other documents described therein or herein shall be governed by and construed in accordance with the laws of the State of Texas.

n. Time is of the essence hereof with respect to the dates, terms and conditions of this Loan and Security Agreement and the Note.

DATED this 20th day of January, 2017.

TRUSTEE FOR LENDERS:

BlackStar Enterprise Group, Inc.

By________________________
Its CFO

BORROWER:

MeshWorks Media Corporation

By________________________
Its PRESIDENT / CEO

Schedule 1
List of Lenders

Senior Secured Promissory Note Holders

1.	Black Star Enterprise Group, Inc.	$500,000.00
2.		
3.		
4.		
5.		
6.		
7.		

EXHIBIT "A"

Form of Promissory Note

SECURED CONVERTIBLE PROMISSORY NOTE

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REQUIREMENTS FOR SUCH REGISTRATION FOR NONPUBLIC OFFERINGS. ACCORDINGLY, THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED HEREBY OR ANY PORTION THEREOF OR INTEREST THEREIN MAY NOT BE ACCOMPLISHED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT OR AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE ISSUERS TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

$250,000.00 January 21, 2017

FOR VALUE RECEIVED, Meshworks Media Corporation, having an office and address for purposes of notices and legal process at 2600 South Shore Blvd., Suite 100, League City, TX 77573 ("**Borrower**") promises to pay to the order of BlackStar Enterprise Group Inc.("**Lender**"), at (address)_________________ or at any such other place as may be designated in writing by Lender, the principal sum of $250,000.00 in lawful money of the United States of America, together with interest thereon to be computed from November 1, 2016 at the Interest Rate (as defined below), and to be paid in accordance with the terms of this Promissory Note ("**Note**").

INTEREST. Interest at the annual rate of 12 % shall be payable on the principal in accordance with the terms set forth immediately below.

PAYMENT. Commencing January 31, 2017, the borrower shall issue payments to the Lender(s) pro rata to each Lender according to the portion of the total Senior Secured Loans outstanding equal to 15% of the previous months' gross revenue and said revenue payments, of principal and interest, shall continue thereafter, to be issued on the first day of each month, until the principal and interest have been paid in full to the lender(s) but in no case, later than January 1, 2019 ("Maturity Date") when any unpaid principle and interest shall be due in full.

APPLICATION OF PAYMENTS.

The Lender shall first apply the payments to interest and, after all interest is paid in full the balance of any payment shall be applied to the principal amount of the Note.

The designation or allocation by Borrower of the disposition or allocation of any payments made will not be binding upon the Lender which may allocate any and all such payments to interest, principal and other fees and charges due hereunder or to any one or more of them, in such amount, priorities and proportions as Lender may determine in its sole discretion in accordance with the terms hereof.

4. **SECURITY.** The Note shall be secured by a security agreement covering all of the Borrower's assets both tangible and intangible.

5. ADDITIONAL CONSIDERATION FOR LENDER Lender(s) shall receive, as additional consideration, 2 shares of Series B Convertible Preferred stock (Series B Stock) for each one dollar ($1.00) loaned to the Company. Upon full repayment of the loan but no later than February 1, 2019 the Series B Stock is to receive dividend distributions on a pro rata basis to the total number of Series B Preferred Shares outstanding from a pool of 15% of the previous months' gross revenue and said dividend distributions will continue until such time as each Lender has received distributions equal to $.50 for each share of Series B Preferred stock owned by that Lender. At that point, the Series B Preferred shall automatically convert to common stock at the rate of one share of common for each share of preferred converted. Until such time as all Senior Secured Notes including principal and interest and dividends have been paid in full, Borrower shall not pay any dividends to or on its outstanding preferred or common stock

6. DEFAULT AND ACCELERATION. It is hereby expressly agreed that all principal and interest shall become immediately due and payable at the option of the holder hereof upon the happening of any of the following events (each, an "**Event of Default**"):

Borrower fails to pay any amount due to Lender under this Note within ten (10) calendar days after the due date of any payment required hereunder or at the Maturity Date (whether or not there is any notice thereof from the Lender).

A receiver, liquidator or trustee shall be appointed for Borrower or for any substantial part of its property, an assignment shall be made for the benefit of creditors, Borrower shall be adjudicated a bankrupt or insolvent, or any petition for bankruptcy, reorganization or arrangement pursuant to the United States Bankruptcy Code, or under the provisions of any federal or state bankruptcy or receiver laws, shall be filed by or against Borrower, unless such appointment, assignment, adjudication or petition was involuntary, in which event only if the same is not discharged, stayed or dismissed within forty-five (45) days;

A final judgment for the payment of money in excess of $1 million not covered by a policy of insurance or which would materially adversely affect such Borrower's ability to make payments under this Note shall be rendered against Borrower and such party shall not discharge the same or cause it to be discharged within forty-five (45) days from the entry thereof, or shall not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered within twenty (20) days, and thereafter to secure a stay of execution pending such appeal;

Borrower shall have concealed, removed and/or permitted to be concealed or removed any substantial part of their property and/or assets with the intent to hinder, delay or defraud Lender of any of its property and/or assets which may be fraudulent under any federal or state bankruptcy, fraudulent conveyance or similar law now or hereafter enacted, or if Borrower shall have made any transfer of any of their property and/or assets to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or if Borrower shall have suffered or permitted to be suffered, while insolvent, any creditor to obtain a lien upon any of its property and/or assets through legal proceedings or distrain which is not vacated within (30) days from the date of entry thereof;

After the occurrence of an Event of Default, Lender may accept any payments from Borrower without prejudice to the rights and remedies of Lender provided herein.

Notwithstanding anything to the contrary set forth in this Section 5, if the Lender declares an Event of Default for failure to repay this Note in full on the Maturity Date, the Company will have 10 days to remedy the Default through repayment of the Note. If the Default is not cured through repayment of this Note within the 10-day grace period, then all other provisions of Sections 6 and 7 shall apply.

DEFAULT INTEREST/LATE CHARGES.

If the indebtedness is not paid in full on the Maturity Date, interest shall continue to accrue until paid in full.

Should the Indebtedness or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection under default, Borrower agrees to pay, in addition to the Indebtedness, all costs of collecting or attempting to collect the Indebtedness, including reasonable attorneys' fees and expenses and court costs, regardless of whether any legal proceeding is commenced hereunder, together with interest thereon from the date paid or incurred by Lender until such expenses are paid by Borrower.

After the entry of a judgment Lender shall have the right to continue to charge Borrower and to increase the amount of the judgment for post-judgment reasonable attorneys' fees and costs, post-judgment interest and other charges that may be incurred by Lender.

WAIVERS.

To the maximum extent permitted by applicable law, Borrower hereby waives demand, notice of demand, presentment for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, notice of dishonor, protest, notice of protest and non-payment and all other notices of any kind, except for notices expressly provided for in this Note.

The liability of Borrower shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by the holder hereof, including, but not limited to any extension of time, renewal, waiver or other modification. No release of any security for the Indebtedness or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, or any other guaranty or instrument made by agreement of Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Indebtedness under this Note.

No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand on Borrower as provided for in this Note. Any failure of the holder of this Note to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. Lender or any holder may accept late payment, or partial payment, even though marked "payment in full" or containing words of similar import or other conditions, without waiving any of its rights. No amendment, modification or waiver of any provision of this Note nor consent to any departure by Borrower therefrom shall be

effective, irrespective of any course of dealing, unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

BORROWER AGREES THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE MAY BE INITIATED AND PROSECUTED IN THE STATE OR FEDERAL COURTS, AS THE CASE MAY BE, LOCATED IN HARRIS COUNTY, STATE OF TEXAS. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER THE SUBJECT MATTER, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON HIM AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE BORROWER AT HIS ADDRESS SET FORTH ABOVE OR TO ANY OTHER ADDRESS AS MAY APPEAR IN THE LENDER'S RECORDS AS THE ADDRESS OF THE BORROWER (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW).

PREPAYMENT. The Borrower shall have the right to prepay the Note but no prepayment shall entitle the Borrower to reduce the total amount of principal and interest due hereunder.

NOTICES. All notices to be given pursuant to this Note shall be in writing and sufficient if given by personal service, by guaranteed overnight delivery service, or by being mailed postage prepaid, by registered or certified mail, to the address of the parties first hereinabove set forth or to such other address as either party may request in writing from time to time. Any time period provided in the giving of any notice hereunder shall commence upon the date of personal service, the date after delivery to the guaranteed overnight delivery service, or three (3) days after any notices are deposited, postage prepaid, in the United States mail, certified or registered mail. Notices may be given by a party's attorneys or agents with the same force and effect as though given by such party.

MISCELLANEOUS.

Time shall be of the essence with respect to all provisions of this Note and both parties hereto.

If any payment to be made by Borrower shall otherwise become due on a day other than a Business Day, such payment shall be made on the preceding day which is a Business Day. "Business Day" shall mean any day of the week other than a Saturday, Sunday or federal holiday.

Borrower represents that it has full power, authority and legal right to execute and deliver this Note, and that this Note constitutes the valid and binding obligation of Borrower.

This Note cannot be changed, modified, amended, waived, extended, discharged or terminated orally or by estoppel or waiver, regardless of any claimed partial performance referable thereto, or by any alleged oral modification or by any act or failure to act on the part of Borrower or Lender. The agreements contained herein shall remain in full force and effect, notwithstanding any changes in the individuals or entities comprising Borrower, and the term "Borrower," as used herein, shall include any alternate or successor person or entity, but any predecessor person or entity, and its partners or members, as the case may be, shall not thereby be released from any liability. Nothing in the foregoing shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in Borrower which may be set forth in this Note.

Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provision hereof.

If any paragraph, clause or provision of this Note is construed or interpreted by a court of competent jurisdiction to be void, invalid or unenforceable, such voidness, invalidity or unenforceability will not affect the remaining paragraphs, clauses and provisions of this Note, which shall nevertheless be binding upon the parties hereto with the same effect as though the void or unenforceable part had been severed and deleted.

The terms and provision of this Note shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representatives, successors, successors-in-title, and assigns, whether by voluntary action of the parties or by operation of law. As used herein, the terms "Borrower" and "Lender" shall be deemed to include their respective heirs, executors, legal representative, successors, successors-in-title, and assigns, whether by voluntary action of the parties or by operation of law.

All the terms and words used in this Note, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context or sense of this Note or any paragraph or clause herein may require, the same as if such work had been fully and properly written in the correct number and gender.

This Note shall be governed by and construed in accordance with the laws of the State of Texas without regard to conflicts of laws principles.

IN WITNESS WHEREOF, the undersigned have executed the foregoing instrument as of the date first above written.

BORROWER:

Meshworks Media Corporation

By: ______________________

Its: Chief Executive Officer